UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2021

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2021, the Compensation Committee of the Board of Directors approved the restoration of base salaries for each of Archrock, Inc.’s (the “Company”) Executives, as defined below, based on market stability and improved visibility of business conditions.  On April 24, 2020, the Company entered into a compensation letter (the “Compensation Letter”) with each of D. Bradley Childers, Doug S. Aron, Stephanie C. Hildebrandt, Jason G. Ingersoll and Eric R. Thode (each, an “Executive”), which provided for a 10% temporary reduction (in the case of Mr. Childers, a 25% temporary reduction) in each Executive’s annual base salary (the “Pre-Reduction Base Salary”).  The reductions were in response to sudden market uncertainty and deterioration as a result of the COVID-19 pandemic and were intended as a stopgap measure to support the Company’s actions to reduce costs and improve cash flow.  The respective base salary of each executive will be restored effective July 4, 2021, to the following Pre-Reduction Base Salary: Mr. Aron, $460,000; Ms. Hildebrandt, $420,000; Mr. Ingersoll, $360,000; and Mr. Thode, $360,000, which reflects an additional $10,000 increase in base salary previously approved by the Compensation Committee.  In response to Mr. Childers’ request, the Compensation Committee determined to reinstate his base salary in stages with restoration of half of the 25% reduction in his Pre-Reduction Base Salary at this time, resulting in a base salary of $765,625, also effective as of July 4, 2021.

For all except Mr. Childers, the Compensation Letters are considered null and void.  In the case of Mr. Childers, pursuant to the Compensation Letter, if he incurs a qualifying termination of employment under his severance benefit agreement with the Company (a “Severance Benefit Agreement”) or his change of control agreement with the Company (a “Change of Control Agreement”), then, for purposes of calculating his severance payments and benefits under his Severance Benefit Agreement or Change of Control Agreement (as applicable), the Company will apply his Pre-Reduction Base Salary.

In addition, on June 15, 2021, the Compensation Committee approved the restoration of the 25% reduction (implemented during the second quarter of 2020) in all cash retainers paid to directors, including the base, chairman of the board and committee chair retainers, which shall be effective beginning with the payment for the third quarter of 2021.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

10.1	Form of Compensation Letter (incorporated by reference and filed as Exhibit 10.1 to Form 8-K filed on April 30, 2020)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

June 21, 2021

3